                                                                   EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement
No. 33-44284 and No. 33-59359 of the Investment Plus Plan of Honeywell Inc. on Form S-8 of our report dated June 10, 1996, appearing in this Annual Report on Form 11-K of the Investment Plus Plan of Honeywell Inc. for the year ended December 31, 1995.


/s/ Deloitte & Touche LLP


Deloitte & Touche LLP
Minneapolis, Minnesota
June 24, 1996